Exhibit 10.2

December 2, 2009

Steve Filton

Senior Vice President & CFO

UHS of Delaware, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Dear Steve;

The Board of Trustees of Universal Health Realty Income Trust (“UHT”), at their December 1, 2009 meeting, authorized the renewal of the current Advisory Agreement between UHT and UHS of Delaware, Inc. (“Agreement”) upon substantially the same terms and conditions contained in that Agreement, however, at an annual advisory fee equal to ..65 percent of the Average Invested Real Estate Assets of the Trust, as defined in the Agreement.

This letter constitutes UHT’s offer to renew the Agreement, through December 31, 2010, upon such terms and conditions. Please acknowledge UHS of Delaware’s acceptance of this offer by signing in the space provided below and returning one copy of this letter to me. Thank you.

Sincerely,

/s/ Cheryl K. Ramagano
Cheryl K. Ramagano Vice President, Treasurer and Secretary

Agreed and Accepted:

UHS OF DELAWARE, INC.

By:	/s/ Steve Filton
Steve Filton Senior Vice President and CFO